     Exhibit 4.16
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT. CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION.
     Amendment and Restatement Deed

Dated as of	23 June 2011

Parties	Westpac Banking Corporation (ABN 33 007 457 141) (the Lender)

Sims Metal Management Limited (ACN 114 838 630) (Sims)

The companies listed in Schedule 1
Recitals
The Lender and Sims and its subsidiaries listed in Schedule 1 (together the Borrowers) agree to amend and restate the Facility Agreement in the manner set out in this deed.
Operative Provisions
DEFINITIONS AND INTERPRETATION
Definitions
In this Deed:
1.1	Common Terms Deed means the deed entitled “Common Terms Deed” dated on or about 23 June 2011, between, among others, Sims and the Lender.

1.2	Effective Date means the date on which the Lender gives Sims a notice under clause 3 of this deed.

1.3	Facility Agreement means the amended and restated multicurrency revolving floating rate cash advance facility agreement dated 1 November 2000, as amended from time to time.
Interpretation
Capitalised terms defined in the Facility Agreement and the Common Terms Deed have the same meanings when used in this deed.
Clauses 1.3, 1.5, 1.7, 15.2 and 16 of the Common Terms Deed apply to this deed as if set out in full.
This deed is a Transaction Document in respect of the Lender for the purpose of the definition of Transaction Document in clause 1.2 of the Common Terms Deed.
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This deed is a Transaction Document for the purpose of the definition of Transaction Documents in clause 14 of the Facility Agreement.
AMENDMENTS
On the Effective Date, the Facility Agreement is amended and restated to read as set out in the Annexure.
CONDITIONS PRECEDENT
The amendments referred to in clause 2 above will become effective on the date that the Lender notifies the Borrower that it has received in form and substance satisfactory to it:
each of the conditions precedent set out in Schedule 4 of the Common Terms Deed; and
each of the conditions precedent set out in clause 3.3(a) to (d) of the Annexure.
GENERAL
1 REFERENCES TO FACILITY AGREEMENT
Any reference in the Facility Agreement or the Common Terms Deed to the Facility Agreement includes a reference to the Facility Agreement as amended and restated as set out in the Annexure to this deed or as further varied from time to time.
2 GOVERNING LAW AND JURISDICTION
This deed is governed by New South Wales law. The Borrowers accept the non-exclusive jurisdiction of the courts having jurisdiction there.
3 COUNTERPARTS
This deed may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.
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Schedule 1

ACN/ARBN/Registered
Number/Place of
Name of Borrower	Incorporation
Sims Group Australia Holdings Limited	008 634 526

Sims Group UK Limited	UK 3242331

Sims Group UK Holdings Limited	UK 2904307

Mirec B.V.	The Netherlands 17073024

Sims Recycling Solutions AB	Sweden

Sims Group USA Corporation	Delaware

Sims Group Global Trade Corporation	Delaware

North Carolina Resource Conservation, LLC	North Carolina

Sims Group USA Holdings Corporation	Delaware

Schiabo Larovo Corporation	Delaware

Simsmetal East LLC	Delaware

Simsmetal West LLC	Delaware

Metal Management, Inc.	Delaware

Metal Management Alabama, Inc.	Delaware

Metal Management Arizona, L.L.C.	Arizona

SMM New England Corporation (formerly known as Metal Management Connecticut, Inc.)	Delaware

Metal Management Memphis, L.L.C.	Tennessee

Metal Management Midwest, Inc.	Illinois

Metal Management Mississippi, Inc.	Delaware

Metal Management Northeast, Inc.	New Jersey

Metal Management Ohio, Inc.	Ohio

Metal Management West, Inc.	Colorado

Proler Southwest LP	Texas

Metal Dynamics Detroit LLC	Delaware

Sims Recycling Solutions Holdings Inc. (formerly known as Sims Recycling Solutions, Inc)	Illinois

Sims Recycling Solutions, Inc. (formerly known as United Refining & Smelting Co)	Illinois

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Annexure
Amended and Restated Facility Agreement
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Originally dated 1 November 2000, as amended and restated most recently on or about 23 June 2011
Mr Daniel Dienst
Group Chief Executive
Sims Metal Management Limited
Level 12, Suite 1202
65 Berry Street
North Sydney NSW 2060
Dear Daniel,
MULTICURRENCY REVOLVING FLOATING RATE CASH ADVANCE FACILITY — FACILITY AGREEMENT
1 PRELIMINARY
1.1 Offer
Westpac Banking Corporation ABN 33 007 457 141(the Lender) is pleased to offer Sims Metal Management Limited ACN 114 838 630 (Sims) and each other Original Borrower listed in Schedule 1 below (together with Sims, each an Original Borrower) a Facility, on and subject to:
(a)	the terms set out in this letter (Agreement); and
(b)	the terms set out in the deed entitled “Common Terms Deed” dated on or about 23 June 2011, between, among others, Sims and the Lender (Common Terms Deed).
Each Borrower and the Lender acknowledge that this Agreement is a “Facility Agreement” for the Lender for the purposes of the Common Terms Deed.
The Facility is also available to any Additional Borrower.
Capitalised terms used in this Agreement are defined in the text or in clause 14.1 below.
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This is a Transaction Document for the purposes of the Common Terms Deed.

2 FACILITY DETAILS

2.1 Maximum outstanding moneys at any time	For each Tranche, as set out in the Key Terms Schedule in Schedule 2 to this Agreement (as reduced in accordance with this Agreement).

That maximum applies to the Borrowers as a whole and is not a limit applying to each Borrower individually.

2.2 Cancellation	Sims may cancel all or part of the undrawn Commitment for a Tranche on 20 Business Days’ Notice to the Lender.

A partial cancellation of the undrawn Commitment for a Tranche in respect of any Available Currency, must comply with the minimum denominations set out in clause 3.2 (Minimum Denominations).

For the avoidance of doubt, any cancellation (including a partial cancellation) made pursuant to this clause 2.2 cannot be redrawn.

The Commitment for each Tranche will be automatically cancelled on the Final Termination Date or as otherwise agreed in writing by the Lender and Sims.

2.3 Margin	The Margin is payable on outstandings drawn under the Facility and will vary as set out in the Key Terms Schedule.

The calculation and definition of Financial Indebtedness and EBITDA is set out in the Common Terms Deed.

Any adjustment to the Margin according to the grid set out in the Key Terms Schedule following a change in the ratio of Financial Indebtedness of the Sims Group to EBITDA will be effective from the beginning of the first interest period which commences on a date following the delivery of a Compliance Certificate under clause 4.1(c) of the Common Terms Deed. The adjusted Margin will apply until a subsequent Compliance Certificate or Renewal Notice (as applicable) discloses a change in the ratio of Financial Indebtedness of the Sims Group to EBITDA.

2.4 Nature of Facility	The Facility is a revolving cash advance facility.

2.5 Interest rate	For each interest period of 1, 2, 3, 4, 5 or 6 months for each Advance, the Base Rate plus the Margin and (in the case of Advances by the Lender’s London office) the Mandatory Cost, as calculated under the formulae set out in Schedule 4 to this Agreement. It is payable in arrears on the last of each interest period and on repayment or prepayment of the relevant principal.

For each interest period of 7 or 14 days for each Advance, the Base Rate applicable will be the rate quoted for those Advances on the LIBOR01 page of Reuters.

2.6 Final Termination Date	As set out in the Key Terms Schedule as extended from time to time in accordance with clause 3.6 or as otherwise agreed (the Final Termination Date).

2.7 Repayment	In one sum on the Final Termination Date.

2.8 Fees	[*]

Unused Commitment Fee: A rate percent per annum of the daily amount of the undrawn portion of the Commitment for each Tranche, as set out in the Key Terms Schedule. The Unused Commitment Fee is payable quarterly in arrears on the last Business Day of each calendar quarter, and on the day the Commitment is cancelled or on the Final Termination Date (or at any other intervals designated by the Lender from time to time). The Unused Commitment Fee for each Tranche will be calculated on the basis of, and payable in, the Commitment
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Currency of the relevant Tranche. If the Commitment for a Tranche is cancelled or reduced in the calendar quarter the relevant amount of fee is not refundable.

2.9 Purpose	General corporate purposes, including acquisition funding.

2.10 Security	The Common Terms Deed, including the guarantee and indemnity created under clause 7 of the Common Terms Deed.
3 DRAWINGS
3.1 Facility
(a)	A Borrower can draw an Advance under the Facility on any Business Day in respect of any of the Tranches.

(b)	Any Tranche may be drawn down by Advances in the following currencies:
(i)	Australian dollars;

(ii)	US dollars;

(iii)	Pounds Sterling;

(iv)	Euro;

(v)	SGD;

(vi)	CAD; or

(vii)	subject to availability, another Available Currency.
(c)	In respect of each Tranche, the Original Amount of all Advances drawn under that Tranche together with the Original Amount of any requested Advance to be drawn under that Tranche must not exceed the Commitment for that Tranche.

(d)	Advances in Australian dollars will be made by the Lender’s Sydney office.

(e)	Advances in Available Currencies other than Australian dollars will be made by:
(i)	the Lender’s Offshore Banking Unit, but only if the Borrower of the relevant Advance is not a resident of Australia for Tax purposes and also not acting through a permanent establishment in Australia; or

(ii)	another office of the Lender if the Lender agrees.
3.2 Minimum denominations
Each Advance must have a minimum amount as follows:
(a)	if in Australian dollars, A$1,000,000, with an integral multiple of A$1,000,000;

(b)	if in US dollars, US$1,000,000, with an integral multiple of US$1,000,000;

(c)	if in Pounds Sterling, GBP1,000,000, with an integral multiple of GBP1,000,000;

(d)	if in euros, EURO1,000,000, with an integral multiple of EURO1,000,000;

(e)	if in CAD, CAD1,000,000, with an integral multiple of CAD1,000,000;
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(f)	in SGD, SGD1,000,000, with an integral multiple of SGD1,000,000;

(g)	if in another Available Currency, a minimum amount and integral multiple as advised by the Lender;
       or which is equal to the amount remaining for the undrawn Commitment.
       Advances in no more than six (6) currencies may be outstanding at any one time.
3.3 Conditions Precedent
       Before a Borrower can draw an Advance it needs to:
(a)	(Facility Agreement) sign and return a copy of this Agreement or become a party to this Agreement pursuant to clause 11.1;

(b)	deliver the following in form and substance satisfactory to the Lender:
(i)	(Common Terms Deed) the Common Terms Deed duly executed or a duly executed Additional Guarantors and Additional Borrowers Accession Deed;

(ii)	(Verification Certificate) in relation to the Borrower a Verification Certificate; and

(iii)	(legal opinion) in relation to each Borrower incorporated outside of Australia, a legal opinion in a form acceptable to the Lender (acting reasonably) and otherwise consistent with previous forms accepted by the Lender;
(c)	[*]

(d)	(company searches) reimburse the Lender for the cost of any company searches it may conduct in respect of this Agreement; and

(e)	(Drawdown Notice) give a Drawdown Notice for the Advance, in the form attached by 10am (local time of the Lender’s office making the Advance) at least two (2) Business Days before the Drawdown Date. For a drawing in:
(i)	an Available Currency other than Australian dollars, this must be received at:
(A)	the Lender’s Offshore Banking Unit address; or

(B)	if the Advance is to be made by the Lender’s London or New York office, the Lender’s address in London or New York (as applicable) and copied to its Sydney address referred to above;
(ii)	Australian dollars, this must be received at the Lender’s address in Sydney referred to above.
3.4 No default
The Lender is not obliged to provide an Advance which would increase the amount lent if on the Drawdown Date there is a continuing Event of Default or a Potential Event of Default (as defined in the Common Terms Deed).
3.5 The Lender’s right to draw Bills
(a)	At any time, the Lender may prepare at its cost reliquification Bills in respect of an Australian Dollar Advance and deal with them as it sees fit. These Bills must mature on or before the end of the interest period for the Advance, and their total face amount must not be more than the total amount of principal and interest of that Advance.
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(b)	For value, each Borrower irrevocably authorises the Lender (or those authorised by it) to prepare and sign those Bills on the Borrower’s behalf, as drawer, endorser or both.

(c)	The Lender will indemnify the Borrowers against any liability, loss, cost and expense in relation to the Bills. If a reliquification Bill is presented to a Borrower and it pays it, the amount of that payment will be taken to have been applied against the amounts it owes under this Agreement. Otherwise, the indemnity obligation will not affect a Borrower’s obligations under this Agreement in any way.

(d)	The Borrowers must make payments in relation to an Advance even though reliquification Bills are outstanding in relation to that Advance.
3.6 Review and renewal of Commitment
(a)	On or before the Renewal Review Date for each Tranche (Existing Termination Date), the Lender may review its participation under this Agreement. Following this review the Lender, at its absolute discretion, may offer to extend its participation under this Agreement to a date falling 12 months after the Existing Termination Date (New Termination Date) by delivering to Sims a signed Renewal Notice attaching a proposed Key Terms Schedule.

(b)	The Lender’s offer contained in any Renewal Notice delivered in accordance with clause 3.6(a) may be subject to any conditions precedent or subsequent as the Lender specifies.

(c)	In the course of reviewing its participation under this Agreement in accordance with clause 3.6(a), the Lender has the absolute right to propose the variation of any and all of the terms of the Facility set out in the Key Terms Schedule (Revised Terms), including, but not limited to, the Commitment for each Tranche, the Margin and the Unused Commitment Fee, as part of its offer to the Borrowers to extend its participation. The Revised Terms will be set out in the Key Terms Schedule attached to a Renewal Notice delivered in accordance with clause 3.6(a).

(d)	If, within 30 days of receiving a Renewal Notice delivered in accordance with clause 3.6(a):
(i)	the Borrowers have signed and delivered to the Lender the Renewal Notice; and

(ii)	the Lender has notified Sims that it is satisfied that all of the conditions specified in the Renewal Notice have been satisfied, the current definition of “Final Termination Date” shall be amended to be the New Termination Date and the Key Terms Schedule shall be amended in accordance with the Renewal Notice with effect on and from the date of the Renewal Notice.
(e)	If:
(i)	the Lender does not deliver a Renewal Notice to the Borrowers; or

(ii)	the Borrowers do not satisfy any condition in the relevant Renewal Notice; or

(iii)	the Borrowers do not sign and return a Renewal Notice delivered in accordance with clause 3.6(a) within 30 days of having received it, the Final Termination Date will not be amended and any Revised Terms contained in a Renewal Notice delivered in accordance with clause 3.6(a) will not apply.
(f)	Nothing in the Transaction Documents obliges the Lender:
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(i)	to extend any Final Termination Date; or

(ii)	to provide a Renewal Notice.
(g)	Each Borrower acknowledges and agrees that the delivery or acceptance of any Renewal Notice or any amendment to a Transaction Document pursuant to this clause 3.6 or a Renewal Notice does not:
(i)	affect the validity or enforceability of this Agreement or any other Transaction Document;

(ii)	prejudice or adversely affect any right, power, authority, discretion or remedy arising under this Agreement or any other Transaction Document before the date of any amendment under clause 3.6(c); or

(iii)	discharge, release or otherwise affect any liability or obligation arising under this Agreement or any other Transaction Document before the date of any amendment under clause 3.6(c).
4 CALCULATION OF INTEREST
(a)	Interest for each Advance accrues daily on the outstanding principal.

(b)	Interest is calculated on actual days elapsed and a year of 365 days for Australian dollars and Pounds Sterling and a year of 360 days for US dollars and euros. For other Available Currencies, the basis will be advised by the Lender.

(c)	It will be determined by reference to interest periods selected by the Borrower of the Advance. Each period begins on the Drawdown Date or on the last day of the previous interest period.

(d)	Unless the Lender agrees otherwise, interest periods must be of 7 or 14 days or of 1, 2, 3, 4, 5 or 6 months. If an interest period would end on a day that is not a Business Day, then it will end on the previous Business Day.

(e)	If an interest period begins on a date for which there is no corresponding date in the month in which it is to end, it will end on the last Business Day of that month.

(f)	The relevant Borrower must select interest periods for Advances so that they do not expire after the Final Termination Date.

(g)	The Borrower will select the interest period for an Advance in the Drawdown Notice. It will select each subsequent interest period by written notice to the Lender’s office that made the Advance by 10 am (local time) at least 2 Business Days before the end of the previous interest period. If the Borrower fails to select a period, it will be taken to have selected one of 3 months.
5 PAYMENT OBLIGATIONS
5.1 Interest and fees
(a)	Sims will, or will ensure that the other Borrowers pay interest and fees as set out in this Agreement.

(b)	Interest on an Advance will be paid in the currency of the Advance, to the Lender’s office that made the Advance and fees will be paid in Australian dollars to the Lender’s Sydney office.
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5.2 Rollovers
(a)	The Borrower of an Advance will repay it on the last day of its interest period. However, if all or part of the Advance is to continue in the same currency for a further interest period, the amount of the Advance which is to continue need not be repaid at the end of that interest period except as follows.

(b)	The Borrower of an Advance may switch an Advance from one currency to another at the end of an interest period, but only by repaying the Advance in the first currency and redrawing it in the second currency. The ability of a Borrower to redraw the Advance in the second currency will be subject to the other provisions of this Agreement.
5.3 Repayments and prepayments
(a)	(repayments) The Borrower of each Advance will repay the amount lent in accordance with clause 2.7 (Repayment) of this Agreement, and in any event also repay each Advance at the end of its interest period except to the extent it is being redrawn.

(b)	(prepayments) At any time the relevant Borrower may prepay all or part of the amount lent if it gives at least 5 Business Days’ prior written notice. Partial prepayments must be in multiples of A$5,000,000 (or, if in any other Available Currency, multiples that comply with the Minimum Denominations in clause 3.2).

(c)	(cleandown) In respect of a Tranche, if at any time the aggregate of the amount of all Advances denominated in the Commitment Currency for that Tranche and the Equivalent Amount of all Advances denominated in a currency other than the Commitment Currency for that Tranche (the Current Aggregate) exceeds 110% of the Commitment for that Tranche, then, if required by written notice from the Lender, Sims must within the period stated in the notice (to the extent that it has borrowed an Advance) repay, or ensure that a Borrower repays, an amount sufficient to ensure that the Current Aggregate does not exceed the Commitment for the Tranche.
5.4 Method of payment
(a)	The Borrowers will make all payments as specified by the Lender. In the absence of a specific direction, payments will be made to the Lender’s accounts as follows:
(i)	if in US$ (in respect of Advances by the Lender’s Offshore Banking Unit) to JPMorgan Chase New York, CHASUS33, Account Number 780254744 (under reference Sims or as specified by the Lender); or

(ii)	if in US$ (in respect of Advances by the Lender’s London office) to “Westpac London USD Account” with Chase Manhattan Bank, New York, Account No. 001-1-910-312. Chips U.I.D. CH004742 Swift Code CHASUS33 (under reference Sims or as specified by the Lender); or

(iii)	if in US$ (in respect of Advances by the Lender’s New York office) to “Westpac Banking Corporation, Grand Cayman Branch” with Chase Manhattan Bank, New York, ABA 021 000 021, Account No. 001-1-910-460” Chips U.I.D. CH Swift Code CHASUS33 (under reference Sims or as specified by the Lender); or

(iv)	if in GBP (in respect of Advances by the Lender’s Offshore Banking Unit) to National Westminster Bank, Plc London, NWBKGB2L, Sort Code 60-00-04, Account Number 10007504 (under reference Sims or as specified by the Lender); or
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(v)	if in GBP to “Westpac London Account” with Lloyds Bank, London, Account No LLY01140869. Swift Code LOYDGB2L (under reference Sims or as specified by the Lender); or

(vi)	if in euros (in respect of Advances by the Lender’s Offshore Banking Unit) to HSBC Bank Plc, London, MIDLGB22, Sort Code 40-05-15, Account Number 59414915 (under reference Sims or as specified by the Lender); or

(vii)	if in euros to “Westpac London Account” with HSBC Bank Plc Swift Code MIDLGB22 Account No 59282959 (under reference Sims or as specified by the Lender); or

(viii)	if in SGD (in respect of Advances by the Lender’s Offshore Banking Unit) to Standard Chartered Bank Singapore, SCBLSGSGXXX, Account Number 0109304268 (under reference Sims or as specified by the Lender); or

(ix)	if in CAD (in respect of Advances by the Lender’s Offshore Banking Unit) to Toronto Dominion Bank Toronto, Account Number 0360-01-2000510 (under reference Sims or as specified by the Lender); or

(x)	if in Australian dollars (in respect of Advances by the Lender’s Sydney office) to BSB 032916 No. 100059 (or as specified by the Lender).
(b)	Payments must be in immediately available funds and free of any set-off or deduction, except for Taxes where required by law. All payments will be made by 11 am (local time) in the place of payment.
6 EXTERNAL CIRCUMSTANCES
6.1 Available Currency impracticability
If in the Lender’s opinion:
(a)	there is any change in applicable law or any change in national or international financial, political or economic conditions, currency availability, exchange rates or exchange contracts which make it impractical for a particular Advance to be denominated in the selected Available Currency during an interest period; or
(b)	any necessary government approval is not obtained,
then the Lender must notify Sims promptly,
and:
(c)	if the relevant Drawdown Notice requested that the Advance be made in Australian dollars if the relevant Available Currency was unavailable, or

(d)	Sims and the Lender agree,
the Advance will be made in Australian dollars. Otherwise, the Drawdown Notice will be cancelled.
6.2 Market Disturbance
(a)	The Lender may give a notice (a Disturbance Notice) to Sims at any time before the beginning of an interest period if the Lender forms the view that market conditions in the relevant financial market for the currency concerned are seriously disturbed.
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(b)	This includes circumstances where, in the Lender’s opinion, adequate and fair means are not available for fixing the Base Rate, or deposits in the currency concerned are not available in the ordinary course of business to the Lender in the relevant financial market, or the cost to the Lender of obtaining deposits in the relevant financial market exceeds the Base Rate, or because of national or international financial, political or economic circumstances or exchange rates or exchange controls it is impractical for it to fund the Advance for the interest period.

(c)	If a Disturbance Notice relates to an Advance which has not been made, the Lender’s obligations to make the Advance shall be suspended while it and Sims negotiate alternative arrangements. If they reach agreement within 30 days, those alternative arrangements will apply. If they do not reach agreement within that period, the Lender will be released from its obligations to make the Advance.

(d)	If the Disturbance Notice relates to an Advance which has been made, the Lender will maintain the Advance, and will within 30 days after giving the Disturbance Notice notify Sims of an alternative basis for maintaining the Advance. Sims will comply with the alternative basis. The Lender and Sims will consult monthly while the alternative basis is in force, and if the circumstances which justified the establishment of the alternative basis cease to apply, the Lender will revoke the alternative basis as promptly as practicable.

(e)	An alternative basis may be retrospective to the beginning of the relevant interest period, and may include alternative currencies, interest periods or methods of fixing the interest rate.
7 PAYMENTS AND DEFAULT INTEREST
7.1 Time of payment
Unless otherwise stated, amounts payable under this clause are payable within 2 Business Days of demand.
7.2 Default interest
Interest will accrue each day on each amount due but unpaid. The Borrowers will pay it on demand. The rate will be 2% per annum plus, for Available Currencies other than Australian dollars, the Lender’s funding rate for making loans in that currency (as determined by the Lender for periods determined by the Lender) from time to time plus the Margin; and for Australian dollars, the Lender’s advertised “reference lending rate” (or any equivalent rate which is substituted for this rate from time to time). That interest accrues before and after any judgment. Unless it does not do so more often the Lender will be taken to have debited monthly the relevant Borrower’s account with accrued interest under this clause 7.2. That interest will then itself bear interest.
8 REPRESENTATIONS AND WARRANTIES
8.1 Representations and warranties
Each Borrower makes the representations and warranties contained in clause 3 of the Common Terms Deed to the Lender in respect of itself and on behalf of each other Transaction Party (except where the representation and warranty is expressed to apply to Sims only in which case Sims gives the relevant representation and warranty), as if those representations and warranties were set out in full in this clause 8.1.
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8.2 Continuing representations and warranties
The representations and warranties given under this Agreement, including those in this clause 8, survive the execution of each Transaction Document and are repeated on each date representations and warranties are repeated under clause 3.2(b) of the Common Terms Deed with respect to the facts and circumstances then subsisting.
8.3 Acknowledgment of reliance
Each Borrower acknowledges that the Lender has entered into each Transaction Document in reliance on the representations and warranties given under this Agreement.
8.4 Additional representations and warranties
The representations and warranties given under this Agreement are in addition to any other representations and warranties in any other Transaction Document.
8.5 Lender’s representation and warranty
The Lender represents and warrants to the Borrowers that the making of Advances under this Agreement by its Offshore Banking Unit will not have any adverse Tax consequences for the Borrowers.
9 UNDERTAKINGS
Unless the Lender otherwise agrees in writing, each Borrower undertakes, and undertakes to ensure that each other Transaction Party will (to the extent that the undertaking applies to a Transaction Party), comply with clause 4 of the Common Terms Deed as follows (except where the undertaking is expressed to apply to Sims only in which case Sims gives the relevant undertaking).
10 EVENTS OF DEFAULT
10.1 Events of Default
(a)	An Event of Default occurs if an “Event of Default” as defined in the Common Terms Deed occurs.
(b)	If an amount is paid to the Lender to cover an amount contingently owing, the Lender will hold that amount in an interest bearing account until the amount becomes actually owing or ceases to be contingently owing. The Lender will then apply the amount in the account (including interest) in payment of the amount actually owing and return the balance to the relevant Borrower.
10.2 Incorporation of provisions
Clauses 5.2 to 5.4 (inclusive) of the Common Terms Deed apply to this Agreement as if set out in full in this Agreement and as if references in those clauses to “this deed” were to “this Agreement”.
10.3 Termination of facilities
Where a Transaction Document specifies that a facility can be terminated by the Lender at any time, the Lender may at any time do either of the things specified in (1) or (2) of clause 5.2(a) of the Common Terms Deed whether or not an Event of Default has occurred.
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11	ADDITIONAL BORROWERS

11.1	Additional Borrowers

Sims may request that any of its wholly owned Subsidiaries becomes an Additional Borrower. That Subsidiary shall become an Additional Borrower if:
(a)	the Lender approves the addition of that Subsidiary as an Additional Borrower;

(b)	Sims delivers to the Lender a duly completed and executed Additional Borrower Accession Deed for the accession of that Subsidiary as an Additional Borrower;

(c)	Sims confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(d)	the Subsidiary has acceded as an “Additional Borrower” and an “Additional Guarantor” under the Common Terms Deed.
11.2	Repetition of Representations

Delivery of an Additional Borrower Accession Deed to the Lender constitutes confirmation by the relevant Subsidiary that the representations and warranties in the Transaction Documents are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

12	ASSIGNMENT
(a)	Clause 13 of the Common Terms Deed applies to this Agreement as if set out in full in this Agreement and as if references in that clause to “this deed” were to “this Agreement”.

(b)	Where the Lender wants to transfer any part of its obligations, Sims on behalf of each Borrower will sign when reasonably requested by the Lender a document which will effect that transfer. The Lender will bear its own costs and stamp duty on that document.
13	GOVERNING LAW & JURISDICTION

This Agreement is governed by New South Wales law. The Borrowers accept the non-exclusive jurisdiction of the courts having jurisdiction there.

14	INTERPRETATION

14.1	Definitions

Additional Borrower means any wholly owned Subsidiary of Sims which becomes, or has become, as the context may require, party to this Agreement as a Borrower in accordance with clause 11 of this Agreement.

Additional Borrower Accession Deed means an accession deed in the form set out in Schedule 6 of this Agreement.

Additional Guarantors and Additional Borrowers Accession Deed means an accession deed in the form set out in Attachment 1 of the Common Terms Deed.

Advance means the outstanding principal amount of a drawdown made under the Facility.
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A$, AUD or Australian dollars means the lawful currency of Australia.

Available Currency means Australian dollars, US dollars, Pounds Sterling, euro, SGD and CAD, and any other currency agreed by the Lender which is freely transferable and convertible into US dollars.

Base Rate means:
(a)	in relation to Australian dollars, BBR;

(b)	in relation to US dollars, Pounds Sterling, and euro, LIBOR; and

(c)	in relation to other Available Currencies, the rate notified by the Lender to the Borrower as the Lender’s funding rate for making loans in the currency concerned for the relevant interest period.
BBR for an interest period means the Reuters BBSY bid rate for that period on the first day of the period, or if there is none, the rate selected by the Lender as equivalent.

Borrowers means each Original Borrower and each Additional Borrower and Borrower means any one of them.

Business Day:
(a)	for Advances made by the Lender’s Offshore Banking Unit, means a weekday:
(i)	on which the relevant financial markets are open in Sydney;

(ii)	on which the Offshore Banking Unit is open at its address in Sydney;

(iii)	(in relation to any date for payment or purchase of a currency other than euro) on which banks are open for business in the principal financial centre for the relevant currency; and

(iv)	(in relation to any date for payment or purchase of euro) which is also a TARGET Day;

but in any case not a day which is a public holiday or bank holiday in:

(A)	Sydney; or

(B)	the country of the currency of the Advance;
(b)	for Advances made by the Lender’s London office, means a weekday:
(i)	on which the relevant financial markets are open in London;

(ii)	the Lender is open at its address in London as referred to above;

(iii)	(in relation to any date for payment or purchase of a currency other than euro) banks are open for business in the principal financial centre for the relevant currency; and

(iv)	(in relation to any date for payment or purchase of euro) which is also a TARGET Day;
(c)	for Advances made by the Lender’s New York office, means a weekday:
(i)	on which the relevant financial markets are open in New York and London;

(ii)	the Lender is open at its address in New York as referred to above;
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(iii)	(in relation to any date for payment or purchase of a currency other than euro) banks are open for business in the principal financial centre for the relevant currency; and

(iv)	(in relation to any date for payment or purchase of euro) which is also a TARGET Day;
for Australian dollar Advances made by the Lender’s Sydney office and for purposes not connected with the Lender’s London office, means a weekday on which the Lender is open at its address in Sydney referred to above.

CAD means the lawful currency of Canada.

Commitment means in respect of the:
(a)	Euro Tranche, the Euro Commitment;

(b)	USD Tranche, the USD Commitment;

(c)	GBP Tranche, the GBP Commitment.
Commitment Currency means in relation to a Tranche, the currency in which the Commitment for that Tranche is denominated.

Common Terms Deed has the meaning given to that phrase in clause 1.1 of this Agreement.

Drawdown Date means the date on which an Advance is, or is to be, made.

Drawdown Notice means a notice in the form set out in Schedule 3 to this Agreement (properly completed and executed and containing the information and representations and warranties set out therein).

Effective Date has the meaning given in the document entitled ‘Amendment and Restatement Deed’ between the Lender, Sims and each Original Borrower dated on or about 23 June 2011.

Equivalent Amount means, in respect of an Advance drawn under a Tranche which is expressed in a currency (first currency) which is not the Commitment Currency for that Tranche, on any date, the amount of the Commitment Currency, determined by translating that amount of the first currency into the Commitment Currency at the Lender’s spot rate of exchange for buying the Commitment Currency with the first currency. For the purposes of determining the unused portion of the Commitment, the Equivalent Amount shall be determined at the Drawdown Date and the first day of each subsequent interest period.

Euro, euro or € means the single lawful currency of a Participating Member State.

Euro Commitment has the meaning given to it in the Key Terms Schedule.

Euro Tranche means the tranche in respect of Advances denominated in Euros (or any other Available Currency agreed by the Lender from time to time), described in the Key Terms Schedule.

Event of Default has the meaning given in clause 10 (Events of Default).

[*]

Facility means the facility made available under this Agreement.

GBP Commitment has the meaning given to it in the Key Terms Schedule.
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GBP Tranche means the tranche in respect of Advances denominated in GBP (or any other Available Currency agreed by the Lender from time to time), described in the Key Terms Schedule.

Key Terms Schedule means the Key Terms Schedule set out in Schedule 2 as amended, supplemented or replaced from time to time in accordance with this Agreement.

Lender has the meaning given in clause 1.1 of this Agreement.

LIBOR in relation to an interest period means the offered rate for deposits in that Available Currency for a period comparable to the relevant interest period which appears on Reuters Screen LIBOR1 at or about 11.00am (London) time 2 Business Days before the first day of the interest period (or, for Pounds Sterling on the first day of the interest period) (or, for euro, two TARGET Days before the first day of the interest period). If, however, there are no rates displayed for a term comparable to that interest period, or the basis on which those rates are displayed is changed to one which, in the Lender’s opinion, does not reflect its cost of funding the Advance, then LIBOR will be the rate calculated by the Lender as its cost of raising deposits in that currency for a term comparable to the interest period from leading banks in the London Interbank Market.

Mandatory Cost has the meaning given in Schedule 4 of this Agreement.

Offshore Banking Unit means the Lender’s ‘Offshore Banking Unit’ located at Level 3, Westpac Place 275 Kent Street, Sydney, New South Wales 2000.

Original Amount means, in respect of a Tranche:
(a)	in relation to an Advance denominated in the Commitment Currency, the amount specified for that Advance; and

(b)	in relation to an Advance denominated in a currency other than the Commitment Currency, the Equivalent Amount on its Drawdown Date and the first day of each subsequent interest period (whether an interest period for that or any other Advance) as reduced from time to time by the Equivalent Amount of repayments or prepayments.
Pounds Sterling, Sterling, British pound, GBP and £ refer to the lawful currency of the United Kingdom.

Participating Member State means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to the Economic and Monetary Union.

Renewal Notice means a renewal notice substantially in the form set out in Schedule 5 of this Agreement.

Renewal Review Date means the date falling 24 months prior to the then Final Termination Date.

Sims has the meaning given in clause 1.1 of this Agreement.

SGD means the lawful currency of the Republic of Singapore.

TARGET means Trans-European Automated Real-Time Gross Settlement Express Transfer payment system.

TARGET Day means any day on which TARGET is open for the settlement of payments in euro.

Tranches means the USD Tranche, GBP Tranche and Euro Tranche.
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Transaction Documents means:
(a)	this Agreement;

(b)	the Common Terms Deed;

(c)	any Hedging Agreement entered into by any Transaction Party and the Lender; and

(d)	each Renewal Notice and Key Terms Schedule;

(e)	each “Transaction Document” of the Lender, as defined in the Common Terms Deed;

(f)	any document which Sims acknowledges in writing to be a Transaction Document;

(g)	any document which is entered into, or given under, or for the purposes of, amending any Transaction Document; and

(h)	any other present or future document, agreement or arrangement (whether or not in writing):
(i)	to which any Borrower is or becomes a party with the Lender; or

(ii)	under which obligations are owed by any Transaction Party to the Lender,

in each case, whether or not other parties are involved and whether or not it arises as a result of an assignment or transfer.
Unused Commitment Fee has the meaning given to it in clause 2.8 of this Agreement.

US dollars, USD or US$ refer to the lawful currency of the United States of America.

USD Commitment has the meaning given to it in the Key Terms Schedule.

USD Tranche means the tranche in respect of Advances denominated in USD (or any other Available Currency agreed by the Lender from time to time), described in the Key Terms Schedule.

Verification Certificate means the certificate substantially in the form of Schedule 2 to the Common Terms Deed (Form of Verification Certificate) properly completed and executed and containing the information set out therein, and attaching the documents referred to therein.

14.2	Interaction with Common Terms Deed
(a)	A term which has a defined meaning (including by reference to another document) in the Common Terms Deed has the same meaning when used in this Agreement unless it is expressly defined in this Agreement, in which case the meaning in this Agreement prevails.

(b)	Clauses 1.3, 1.5, 1.7, 9, 15.2 and 16 of the Common Terms Deed apply to this Agreement as if set out in full in this Agreement and as if references in those clauses to “this deed” were to “this Agreement”.

(c)	Pursuant to clause 7.17(c) of the Common Terms Deed, the Lender and Sims agree that clause 7.17 of the Common Terms Deed is to apply in respect of the Lender and all Guarantors.
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SCHEDULE 1 — ORIGINAL BORROWERS

jurisdiction of
incorporation / registration /
NAME OF COMPANY	corporation number	organisation
Sims Metal Management	ACN 114 838 630	Australia
Limited	ABN 69 114 838 630
Sims Group Australia	ACN 008 634 526	Australia
Holdings Limited	ABN 37 008 634 526
Sims Group UK Limited	3242331	United Kingdom
Sims Group UK Holdings Limited	2904307	United Kingdom
Mirec B.V.	17073024	The Netherlands
Sims Recycling Solutions AB	N/A	Sweden
Sims Group USA Corporation	N/A	Delaware
Sims Group Global Trade Corporation	N/A	Delaware
North Carolina Resource Conservation, LLC	N/A	North Carolina
Sims Group USA Holdings Corporation	N/A	Delaware
Schiabo Larovo Corporation	N/A	Delaware
Simsmetal East LLC	N/A	Delaware
Simsmetal West LLC	N/A	Delaware
Metal Management, Inc.	N/A	Delaware
Metal Management Alabama, Inc.	N/A	Delaware
Metal Management Arizona, L.L.C.	N/A	Arizona
SMM New England Corporation (formerly known as Metal Management Connecticut, Inc.)	N/A	Delaware
Metal Management Memphis, L.L.C.	N/A	Tennessee
Metal Management Midwest, Inc.	N/A	Illinois
Metal Management Mississippi, Inc.	N/A	Delaware
Metal Management Northeast, Inc.	N/A	New Jersey
Metal Management Ohio, Inc.	N/A	Ohio
Metal Management West, Inc.	N/A	Colorado
Proler Southwest LP	N/A	Texas
Metal Dynamics Detroit LLC	N/A	Delaware
Sims Recycling Solutions Holdings Inc. (formerly Sims Recycling Solutions, Inc.)	N/A	Illinois
Sims Recycling Solutions, Inc. (formerly United Refining & Smelting Co)	N/A	Illinois
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SCHEDULE 2 — KEY TERMS SCHEDULE

FACILITY DETAILS

Maximum outstanding moneys at any time	Euro Tranche	USD Tranche	GBP Tranche
millions

	€27	US$175	£89.6

	[*]	[*]	[*]

	(Euro Commitment)	(USD Commitment)	(GBP Commitment)

Margin	Financial Indebtedness of the Sims Group/EBITDA =		Margin

	[*]		[*]

Final Termination Date	The date which is three years after the date of the Common Terms Deed.

Fees	[*]

Unused Commitment Fee: [*] of the applicable Margin.
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SCHEDULE 3 — FORM OF DRAWDOWN NOTICE
TO: [Name] Westpac Banking Corporation (Westpac) [address]
MULTICURRENCY REVOLVING FLOATING RATE CASH ADVANCE FACILITY — FACILITY AGREEMENT
I refer to the amended and restated Multicurrency Revolving Floating Rate Cash Advance Facility — Facility Agreement dated1 November 2000, as amended and restated from time to time and most recently on [ ] June 2011, between Westpac, Sims Metal Management Limited and certain of its subsidiaries (“the Agreement”).
I am authorised to give this notice, which is irrevocable, on behalf of the Company referred to below. We wish to draw [A$[*] / [other Available Currency] [*]] on [a Business Day], with an initial interest period of [ ] from Westpac’s [Offshore Banking Unit / London / New York / Sydney] office.
The Tranche to be drawn down is the [Euro Tranche / GBP Tranche / USD Tranche].[If [relevant Available Currency other than Australian dollars] is not available please provide the Advance in Australian dollars].
The representations by the Company in the Agreement are true as of today. [No Event of Default (as defined in the Common Terms Deed) or Potential Event of Default has occurred and is subsisting. [The Company has complied with its undertakings in the Agreement.]
Please pay the drawing as follows [insert bank account description] ____________________________
Dated [*]
_____________________
SIGNED for [name of Borrower]
[To be signed by authorised signatory whose signatures and status have been verified to the Lender].
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SCHEDULE 4 — MANDATORY COST FORMULAE
1.	The mandatory cost is an addition to the interest rate to compensate lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank (Mandatory Cost).
2.	On the first day of each interest period (or as soon as possible thereafter) the Lender shall calculate, as a percentage rate, a rate (the Additional Cost Rate) in accordance with the paragraphs set out below.
3.	The Additional Cost Rate will be calculated as follows:
(a)	in relation to a Pound Sterling Advance:

AB + C(B D) + E x [*] per cent. per annum 100 - (A + C)
(b)	in relation to an Advance in any currency other than Pound Sterling:

E x [*] per cent. per annum. 300
Where:
A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which the Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Margin and the Mandatory Cost) payable for the relevant interest period on the Advance.

C	is the percentage (if any) of Eligible Liabilities which the Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Lender on interest bearing Special Deposits.

E	is the rate of charge payable by the Lender to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per ,1,000,000 of the Fee Base of that Lender.
4.	For the purposes of this Schedule:
(a)	Eligible Liabilities and Special Deposits have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;
(b)	Fees Regulations means the Banking Supervision (Fees) Regulations 1999 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision; and
(c)	Fee Base has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.
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5.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. .5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.
6.	The Lender may from time to time, after consultation with Sims determine and notify to Sims any amendments which are required to be made to this attachment in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on the Borrowers.
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SCHEDULE 5 — FORM OF RENEWAL NOTICE
Renewal Notice

To:	Sims Metal Management Limited (Sims)
Attention: [insert relevant name]
Date:
We refer to the amended and restated Multicurrency Revolving Floating Rate Cash Advance Facility — Facility Agreement dated 1 November 2000, as amended and restated from time to time and most recently on [ ] June 2011, between each party listed in Schedule 1 of that agreement (as Borrowers) and Westpac Banking Corporation (the Lender) (Facility Agreement).
Under clause 3.6 of the Facility Agreement we give you notice that the Lender has agreed to extend the Final Termination Date by 12 months, from [insert date] (Existing Final Termination Date) to [insert date] (New Final Termination Date), subject to the following conditions:
(a)	the Borrowers:
(i)	indicating their acknowledgement and agreement to the extension of the Final Termination Date by 12 months; and
(ii)	undertaking that the representations and warranties in clause 8 of the Facility Agreement are true as at the date of this notice and that no Default subsists, by Sims, on behalf of itself and each other Borrower, signing and delivering this notice to the Lender within 30 days of receiving it;
(b)	[the Borrowers indicating their acknowledgement and agreement to the Key Terms Schedule being amended and restated in the form set out in the Schedule to this notice, by Sims, on behalf of itself and each other Borrower, initialling the attached schedule and delivering the initialled schedule (attached to this notice) to the Lender within 30 days of receiving it]; and
(c)	[insert additional conditions precedent as required].
Subject to the above conditions being satisfied, we agree that on and from the Existing Final Termination Date:
(a)	the definition of “Final Termination Date” under the Facility Agreement shall be amended to be the New Final Termination Date specified in the Key Terms Schedule set out in the Schedule to this notice[; and
(b)	the Key Terms Schedule will be amended and restated in the form set out in the attached Schedule].
A term defined in the Facility Agreement has the same meaning when used in this Renewal Notice.
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Schedule — Amended and restated Key Terms Schedule
[to be inserted]
Lender
Signed for
Westpac Banking Corporation
by its attorney

sign here ►
Attorney

print name

in the presence of

sign here ►
Witness

print name

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Agreed and acknowledged by Sims for itself and on behalf of the other Borrowers:
Sims
Signed for
Sims Metal Management Limited

sign here ►
Director

print name

sign here ►
Director/Company Secretary

print name

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SCHEDULE 6 — ADDITIONAL BORROWER ACCESSION DEED
ADDITIONAL BORROWER ACCESSION DEED
Date:
This deed is made by:
Sims Metal Management Limited (ACN 114 838 630) of [insert address] (Sims)
[insert name] [insert ACN/ABN/ARBN] of [insert address] (Additional Borrower[s])
Westpac Banking Corporation (ABN 33 007 457 141) of Level 3, 275 Kent Street Sydney NSW 2000 Australia (the Lender)
BACKGROUND
1.	Under the amended and restated Multicurrency Revolving Floating Rate Cash Advance Facility — Facility Agreement dated 1 November 2000, as amended and restated from time to time and most recently on [ ] [June 2011] (Facility Agreement) between each party listed in Schedule 1 of that agreement (as Borrowers) and the Lender, a person may become a Borrower by execution of this deed.

2	The Additional Borrower[s] wish[es] to become a Borrower on the terms and conditions set out in this deed.
This deed witnesses as follows:
1 INTERPRETATION
(a)	Words and phrases defined in the Facility Agreement (including by incorporation) have the same meaning when used in this deed.

(b)	In this deed:

Existing Borrower means each person which is a Borrower under the Facility Agreement at the time of execution of this deed.
2 REPRESENTATIONS AND WARRANTIES
The Additional Borrower[s] represent[s] and warrant[s] to, and for the benefit of the Lender, as set out in clause 8.1 of the Facility Agreement, on the basis that:
(a)	each reference to a Borrower in clause 8.1 of the Facility Agreement includes a reference to the Additional Borrower[s];

(b)	each reference to a Transaction Document includes this deed and each other Transaction Document to which the Additional Borrower[s] is a party; and
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(c)	clauses 8.2, 8.3 and 8.4 of the Facility Agreement apply to this clause 2 as if set out in full.
3 STATUS OF ADDITIONAL BORROWER[S]
[Each/The] Additional Borrower agrees that it irrevocably becomes an ‘Additional Borrower’ as defined in, and for all purposes under, the Facility Agreement as if named in and as a party to the Facility Agreement, and accordingly is bound by the Facility Agreement as an Additional Borrower.
4 RECEIPT OF DOCUMENTS
[Each/The] Additional Borrower acknowledges having received and reviewed to its satisfaction a copy of each Transaction Document and each other document requested by it before signing this deed.
5 CONFIRMATION BY EXISTING TRANSACTION PARTIES
Sims (for itself and as attorney for each other Transaction Party) confirms that nothing in this deed:
(a)	affects the validity or enforceability of the Transaction Documents;

(b)	prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Transaction Documents; or

(c)	discharges, releases or otherwise affects any liability or obligation arising under the Transaction Documents.
6 GOVERNING LAW
This deed is governed by the laws of New South Wales.
7 BENEFIT OF DEED
This deed is given in favour of and for the benefit of:
(a)	the Lender; and

(b)	each Borrower,
under the Facility Agreement and their respective successors and permitted assigns
8 ADDRESS FOR NOTICES
The details for [each/the] Additional Borrower for service of notices are:
Address:       [               ].
Attention:     [               ].
Facsimile:     [              ].
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9 ATTORNEYS
Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.
Executed as a deed
[insert execution clause for Additional Borrower(s)]
Signed sealed and delivered by
Sims Metal Management Limited for itself
and as attorney for each other Transaction
Party pursuant to clause 15.2 of the
Common Terms Deed
in accordance with section 127(1) of
the Corporations Act 2001 (Cth)
by a director and secretary/director:

Signature of director	Signature of director/secretary

Name of director (please print)	Name of director/secretary (please print)
Signed sealed and delivered
for and on behalf of
Westpac Banking Corporation
by a duly appointed attorney
in the presence of:

Signature of witness	Signature of attorney (I have no notice of revocation of the power of attorney under which I sign this document)

Name of witness (please print)	Name of attorney (please print)
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Signing pages
Executed as a deed.
The Lender

Signed sealed and delivered for
Westpac Banking Corporation
by its attorney

sign here ►	/s/ Jeroen Nanninga Attorney

print name	Jeroen Nanninga

in the presence of

sign here ►	/s/ Tim Sheather Witness

print name	Tim Sheather
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Borrowers

Signed sealed and delivered by
Sims Metal Management Limited
by

sign here ►	/s/ Frank Moratii Company Secretary/Director

print name	Frank Moratti

sign here ►	/s/ Daniel W. Dienst Director

print name	Daniel W. Dienst
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Signed sealed and delivered by
Sims Group Australia Holdings Limited
by

sign here ►	/s/ Frank Moratti Company Secretary/Director

print name	Frank Moratii

sign here ►	/s/ Rodney Shields Director

print name	Rodney Shields
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Signed sealed and delivered by
Sims Group UK Limited
by

sign here ►	/s/ M. Coombs Company Secretary/Director

print name	Martin Coombs

sign here ►	/s/ G. Davy Director

print name	Graham Davy
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Signed sealed and delivered by
Sims Group UK Holdings Limited
by

sign here ►	/s/ M. Coombs Company Secretary/Director

print name	Martin Coombs

sign here ►	/s/ G. Davy Director

print name	Graham Davy
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Signed sealed and delivered by
Mirec B.V.
by

sign here ►	/s/ M. Coombs Company Secretary/Director

print name	Martin Coombs

sign here ►	/s/ G. Davy Director

print name	Graham Davy

in the presence of

sign here ►	/s/ J. Godfrey Witness

print name	Jon Godfrey
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Signed sealed and delivered by
Sims Recycling Solutions AB
by

sign here ►	/s/ M. Coombs Company Secretary/Director

print name	Martin Coombs

sign here ►	/s/ G. Davy Director

print name	Graham Davy

in the presence of

sign here ►	/s/ J. Godfrey Witness

print name	Jon Godfrey
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Signed sealed and delivered for
Sims Group USA Corporation
by its officer

sign here ►	/s/ Myles Partridge Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Myles Partridge

in the presence of

sign here ►	/s/ Brian S. Brandt Witness

print name	Brian S. Brandt
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Signed sealed and delivered for
Sims Group Global Trade Corporation
by its officer

sign here ►	/s/ Myles Partridge Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Myles Partridge

in the presence of

sign here ►	/s/ Brian S. Brandt Witness

print name	Brian S. Brandt
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Signed sealed and delivered for
North Carolina Resource Conservation, LLC
by its officer

sign here ►	/s/ Myles Partridge Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Myles Partridge

in the presence of

sign here ►	/sr Brian S. Brandt Witness

print name	Brian S. Brandt
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Signed sealed and delivered for
Sims Group USA Holdings Corporation
by its officer

sign here ►	/s/ Myles Partridge Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Myles Partridge

in the presence of

sign here ►	/s/ Brian S. Brandt Witness

print name	Brian S. Brandt
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Signed sealed and delivered for
Schiabo Larovo Corporation
by its officer

sign here ►	/s/ Myles Partridge Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Myles Partridge

in the presence of

sign here ►	/s/ Brian S. Brandt Witness

print name	Brian S. Brandt
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          43

Signed sealed and delivered for
Simsmetal East LLC
by its officer

sign here ►	/s/ Myles Partridge Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Myles Partridge

in the presence of

sign here ►	/s/ Brian S. Brandt Witness

print name	Brian S. Brandt
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          44

Signed sealed and delivered for
Simsmetal West LLC
by its officer

sign here ►	/s/ Myles Partridge Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Myles Partridge

in the presence of

sign here ►	/s/ Brian S. Brandt Witness

print name	Brian S. Brandt
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          45

Signed sealed and delivered for
Metal Management, Inc.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis Witness

print name	Jocelyn Francis
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          46

Signed sealed and delivered for
Metal Management Alabama, Inc.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis Witness

print name	Jocelyn Francis
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          47

Signed sealed and delivered for
Metal Management Arizona, L.L.C.
by its officer

sign here ►	/s/ L. Steven Shinn Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	L. Steven Shinn

in the presence of

sign here ►	/s/ Evelyn Panlaqui Witness

print name	Evelyn Panlaqui
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          48

Signed sealed and delivered for
SMM New England Corporation (formerly known as Metal Management Connecticut, Inc.)
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis Witness

print name	Jocelyn Francis
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          49

Signed sealed and delivered for
Metal Management Memphis, L.L.C.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis Witness

print name	Jocelyn Francis
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          50

Signed sealed and delivered for
Metal Management Midwest, Inc.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis Witness

print name	Jocelyn Francis
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          51

Signed sealed and delivered for
Metal Management Mississippi, Inc.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis Witness

print name	Jocelyn Francis
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          52

Signed sealed and delivered for
Metal Management Northeast, Inc.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis Witness

print name	Jocelyn Francis
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          53

Signed sealed and delivered for
Metal Management Ohio, Inc.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis Witness

print name	Jocelyn Francis
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          54

Signed sealed and delivered for
Metal Management West, Inc.
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis Witness

print name	Jocelyn Francis
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          55

Signed sealed and delivered for
Proler Southwest LP
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis Witness

print name	Jocelyn Francis
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          56

Signed sealed and delivered for
Metal Dynamics Detroit LLC
by its officer

sign here ►	/s/ Robert C. Larry Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Robert C. Larry

in the presence of

sign here ►	/s/ Jocelyn Francis Witness

print name	Jocelyn Francis
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          57

Signed sealed and delivered for
Sims Recycling Solutions Holdings Inc. (formerly Sims Recycling Solutions, Inc.)
by its officer

sign here ►	/s/ Darrell Stoecklin Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Darrell Stoecklin

in the presence of

sign here ►	/s/ Jeanne Grimmer Witness

print name	Jeanne Grimmer
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          58

Signed sealed and delivered for
Sims Recycling Solutions, Inc. (formerly United Refining & Smelting Co)
by its officer

sign here ►	/s/ Darrell Stoecklin Officer

By executing this deed the signatory states that the signatory has received no notice of revocation of the authority under which the signatory signs this deed

print name	Darrell Stoecklin

in the presence of

sign here ►	/s/ Jeanne Grimmer Witness

print name	Jeanne Grimmer
[*] Confidential Treatment Requested
WESTPAC AMENDED AND RESTATED FACILITY AGREEMENT          59